Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-198581 and 333-201700) on Form S-3 of Good Times Restaurants Inc. of our report dated December 27, 2016 relating to the consolidated financial statements of Good Times Restaurants Inc., appearing in this Annual Report on Form 10-K of Good Times Restaurants Inc. for the year ended September 26, 2017.

/s/ Hein & Associates LLP

Denver, Colorado
December 22, 2017